UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2020

TransMedics Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Minuteman Road

Andover, Massachusetts 01810

(Address of Principal Executive Offices, and Zip Code)

(978) 552-0900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2020, TransMedics Group, Inc. (the “Company”) entered into an Omnibus Amendment #1 to Lease, dated as of January 9, 2020, by and among the Company and Whetstone 200 Minuteman Park, LLC and Whetstone 30 Minuteman Park, LLC (collectively, “Landlord”) attached to this Current Report on form 8-K as Exhibit 10.1 (the “Amendment”), with respect to its corporate headquarters located at 200 Minuteman Road, Andover, Massachusetts 01810. The Amendment, with terms effective retroactively to December 23, 2019, makes certain changes to the Lease Agreement, dated June 25, 2004, by and between the Company and 200 Minuteman Park LLC, as amended and the Lease Agreement, dated June 25, 2004 by and between the Company and 30 Minuteman Park LLC, as amended (collectively, the “Existing Lease” and as amended by the Amendment, the “Lease”). The changes provided by this Amendment to the Existing Lease include (i) the addition of 39,744 rentable square feet to the third floor of the 200 Minuteman Building for general office use (ii) the addition of 11,735 to the first floor of the 200 Minuteman Building for operational use (iii) extension of the Existing Lease term through December 31, 2026 (the “New Expiration Date”) with an option to extend the term of the Lease beyond the New Expiration Date for one additional period of five years (the “Extension Option”), and (iv) the contribution of $3,388,608 from Landlord toward the Company’s work on the improvements of the premises.

This Amendment provides for annual base rent for the existing and expansion premises of approximately $1,853,145 for the first year of the Lease. Thereafter, the annual base rent will increase at an average of 2.5% until the end of the term, and annual base rent during the Extension Option to be calculated based on the Landlord’s good faith determination of 100% of the prevailing market rental rate for such Extension Option. The Company is also obligated to pay the Landlord certain costs, taxes, and operating expenses, subject to certain exclusions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Omnibus Amendment #1 to Lease Agreement, dated January 9, 2020, by and among the Company, Whetstone 200 Minuteman Park, LLC and Whetstone 30 Minuteman Park, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMEDICS GROUP, INC.

Date: January 15, 2020	By:	/s/ Stephen Gordon
Name: Stephen Gordon
Title: Chief Financial Officer, Treasurer and Secretary